Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
AnTrev, LLC	NC

Arngar, Inc.	NC			Cadillac of South Charlotte

Autobahn, Inc.	CA			Autobahn Motors

Avalon Ford, Inc.	DE	CA

Cornerstone Acceptance Corporation	FL	NC OH
TN TX

ECHOPARK: Car Cash of North Carolina, Inc.	NC

ECHOPARK: AM Realty GA, LLC	GA

ECHOPARK: EchoPark AL, LLC	AL

ECHOPARK: Echopark Automotive, Inc.	DE	CO FL		EchoPark
NC
ECHOPARK: EchoPark Driver Education, LLC	CO

ECHOPARK: EchoPark FL, LLC	FL			AutoMatch Fort Myers
AutoMatch Jacksonville
AutoMatch Ocala

ECHOPARK: EchoPark AZ, LLC		AZ

ECHOPARK: EchoPark CA, LLC		CA		EchoPark
EchoPark Automotive

ECHOPARK: EchoPark GA, LLC	GA			EchoPark

ECHOPARK: EchoPark MD, LLC	MD

ECHOPARK: EchoPark NC, LLC	NC

ECHOPARK: EchoPark NV, LLC	NV			EchoPark

ECHOPARK: EchoPark NY, LLC	NY			EchoPark

ECHOPARK: EchoPark Realty CA, LLC	CA

ECHOPARK: EchoPark Realty TX, LLC	TX

ECHOPARK: EchoPark SC, LLC	SC

ECHOPARK: EchoPark TN, LLC	TN			EchoPark

ECHOPARK: EchoPark TX, LLC	TX			EchoPark
Tactical Fleet

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

ECHOPARK: EP Realty AZ, LLC	AZ

ECHOPARK: EP Realty MD, LLC	MD

ECHOPARK: EP Realty NC, LLC	NC

ECHOPARK: EP Realty SC, LLC	SC

ECHOPARK: SAI DS Realty TX, LLC	TX

ECHOPARK: SAI DS, LLC	TX			EchoPark

ECHOPARK: TT Denver, LLC	CO			EchoPark

ECHOPARK: TTRE CO 1, LLC	CO

FAA Beverly Hills, Inc.	CA			Beverly Hills BMW

FAA Capitol N, Inc.	CA

FAA Concord H, Inc.	CA			Concord Honda

FAA Concord T, Inc.	CA			Concord Toyota

FAA Dublin N, Inc.	CA

FAA Dublin VWD, Inc.	CA

FAA Holding Corp.	CA

FAA Las Vegas H, Inc.	NV			Honda West

FAA Poway H, Inc.	CA			Poway Honda

FAA Poway T, Inc.	CA

FAA San Bruno, Inc.	CA

FAA Santa Monica V, Inc.	CA

FAA Serramonte H, Inc.	CA			Honda of Serramonte

FAA Serramonte L, Inc.	CA			Lexus of Marin
Lexus of Serramonte

FAA Serramonte, Inc.	CA

FAA Stevens Creek, Inc.	CA

FAA Torrance CPJ, Inc.	CA

FirstAmerica Automotive, LLC	DE	CA

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

Fort Mill Ford, Inc.	SC

Franciscan Motors, Inc.	CA			Acura of Serramonte

Frontier Oldsmobile-Cadillac, Inc.	NC

Kramer Motors Incorporated	CA

L Dealership Group, Inc.	TX	CA

Marcus David Corporation	NC			Town and Country Toyota
Town and Country Toyota Certified Used Cars
Massey Cadillac, Inc. (TN-MI)	TN

Mountain States Motors Co., Inc.	CO

North Point Imports, LLC	GA			North Point Volvo Cars

Ontario L, LLC	CA			Crown Lexus

Philpott Motors, LLC	TX			Philpott Motors Hyundai
Philpott Ford

Santa Clara Imported Cars, Inc.	CA			Honda of Stevens Creek

SRM Assurance, Ltd.			Cayman Is.

Stevens Creek Cadillac, Inc.	CA			St. Claire Cadillac

The Sonic Automotive Family Emergency Fund (“SAFE”)	NC

Town and Country Ford, Incorporated	NC

Windward, Inc.	HI	CA

SAI AL HC1, Inc.	AL

SAI AL HC2, Inc.	AL			Tom Williams Collision Center

SAI Ann Arbor Imports, LLC	MI

SAI Atlanta B, LLC	GA			Global Imports (BMW)
Global Imports MINI
SAI Broken Arrow C, LLC	OK

SAI Calabasas A, LLC	CA

SAI Chamblee V, LLC	GA			Dyer and Dyer Volvo Cars

SAI Charlotte M, LLC	NC

SAI Chattanooga N, LLC	TN			Nissan of Chattanooga East

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME

SAI Clearwater T, LLC	FL		Clearwater Toyota

SAI Cleveland N, LLC	TN

SAI Columbus Motors, LLC	OH

SAI Columbus T, LLC	OH		Hatfield Automall

SAI Columbus VWK, LLC	OH

SAI Conroe N, LLC	TX

SAI Denver B, Inc.	CO		BMW of Denver Downtown
Bodyworks
Murray Motorworks

SAI Denver C, Inc.	CO

SAI Denver M, Inc.	CO		Mercedes-Benz of Denver

SAI Fairfax B, LLC	VA		BMW of Fairfax

SAI FL HC1, Inc.	FL

SAI FL HC2, Inc.	FL

SAI FL HC3, Inc.	FL

SAI FL HC4, Inc.	FL

SAI FL HC7, Inc.	FL

SAI Fort Myers B, LLC	FL		BMW of Fort Myers
MINI of Fort Myers
SAI Fort Myers H, LLC	FL

SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers

SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers

SAI GA HC1, LLC	GA

SAI Irondale Imports, LLC	AL		Audi Birmingham
BMW of Birmingham
Jaguar Birmingham
Land Rover Birmingham
MINI of Birmingham
Porsche Birmingham
MINI of Birmingham Authorized Service

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SAI Irondale L, LLC	AL		Lexus of Birmingham

SAI Long Beach B, Inc.	CA		Long Beach BMW
Long Beach MINI
SAI McKinney M, LLC	TX		Mercedes-Benz of McKinney

SAI MD HC1, Inc.	MD

SAI Monrovia B, Inc.	CA		BMW of Monrovia
MINI of Monrovia

SAI Montgomery B, LLC	AL		BMW of Montgomery
Classic Dodge
SAI Montgomery BCH, LLC	AL		Classic Cadillac
Classic Buick GMC

SAI Montgomery CH, LLC	AL		Capitol Chevrolet
Capitol Hyundai

SAI Nashville CSH, LLC	TN

SAI Nashville H, LLC	TN		Crest Honda

SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville

SAI Nashville Motors, LLC	TN		Audi Nashville
Porsche of Nashville
Audi Downtown Nashville

SAI OK HC1, Inc.	OK

SAI Oklahoma City C, LLC	OK

SAI Oklahoma City H, LLC	OK

SAI Oklahoma City T, LLC	OK

SAI Orlando CS, LLC	FL		Massey Cadillac

SAI Peachtree, LLC	GA

SAI Pensacola A, LLC	FL		Audi Pensacola

SAI Philpott T, LLC	TX		Philpott Toyota

SAI River Oaks P, LLC	TX		Porsche River Oaks

SAI Riverside C, LLC	OK

SAI Roaring Fork LR, Inc.	CO		Land Rover Roaring Fork

SAI Rockville Imports, LLC	MD		Porsche Bethesda
Audi Rockville

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
SAI Rockville L, LLC	MD

SAI S. Atlanta JLR, LLC	GA			Jaguar South Atlanta
Land Rover South Atlanta
Jaguar Land Rover South Atlanta
SAI Santa Clara K, Inc.	CA

SAI SIC, Inc.	GA

SAI Stone Mountain T, LLC	GA

SAI Syracuse C, Inc.	NY

SAI TN HC1, LLC	TN

SAI TN HC2, LLC	TN

SAI TN HC3, LLC	TN

SAI Tulsa N, LLC	OK

SAI Tulsa T, LLC	OK

SAI Tysons Corner H, LLC	VA

SAI Tysons Corner I, LLC	VA

SAI VA HC1, Inc.	VA

SAI Vehicle Subscription, Inc.	DE	TX

SAI VS GA, LLC	GA

SAI VS TX, LLC	TX

SAI West Houston B, LLC	TX			BMW of West Houston

Sonic 2185 Chapman Rd., Chattanooga, LLC	TN			Economy Honda Superstore

Sonic Advantage PA, LP	TX			Porsche of West Houston
Momentum Luxury Cars
Audi West Houston
Porsche West Houston

Sonic – Buena Park H, Inc.	CA			Buena Park Honda

Sonic – Cadillac D, LP	TX

Sonic – Calabasas A, Inc.	CA

Sonic Calabasas M, Inc.	CA			Mercedes-Benz of Calabasas

Sonic – Calabasas V, Inc.	CA

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

Sonic – Camp Ford, LP	TX

Sonic – Capitol Cadillac, Inc.	MI

Sonic – Capitol Imports, Inc.	SC

Sonic – Carrollton V, LP	TX

Sonic – Carson F, Inc.	CA

Sonic – Carson LM, Inc.	CA

Sonic – Clear Lake N, LP	TX

Sonic – Clear Lake Volkswagen, LP	TX

Sonic – Denver T, Inc.	CO			Mountain States Toyota

Sonic Development, LLC	NC	AL CA
CO FL
GA MD
MI NV
OH OK
SC TN
TX VA

Sonic Divisional Operations, LLC	NV	AL AZ		CBS
		CA CO		Central Buying Solutions
FL GA
MD MI
NV NC
OH OK
SC TN
TX VA
WI

Sonic – Downey Cadillac, Inc.	CA

Sonic eStore, Inc.	NC

Sonic FFC 1, Inc.	DE	TX

Sonic FFC 2, Inc.	DE	TX

Sonic FFC 3, Inc.	DE	TX

Sonic – Fort Mill Chrysler Jeep, Inc.	SC

Sonic – Fort Mill Dodge, Inc.	SC

Sonic – Fort Worth T, LLC	TX			Toyota of Fort Worth
Scion of Fort Worth

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

Sonic – Frank Parra Autoplex, LP	TX

Sonic Fremont, Inc.	CA

Sonic – Harbor City H, Inc.	CA			Carson Honda

Sonic Houston JLR, LP	TX			Jaguar Houston North
Land Rover Houston North

Sonic Houston LR, LP	TX			Land Rover Houston Central
Jaguar Houston Central

Sonic – Houston V, LLC	TX

Sonic – Integrity Dodge LV, LLC	NV

Sonic – Jersey Village Volkswagen, LP	TX

Sonic – Lake Norman Chrysler Jeep, LLC	NC

Sonic – Las Vegas C West, LLC	NV			Cadillac of Las Vegas

Sonic – Lloyd Nissan, Inc.	FL

Sonic – Lloyd Pontiac – Cadillac, Inc.	FL

Sonic – Lone Tree Cadillac, Inc.	CO			Don Massey Collision Center

Sonic – LS Chevrolet, LLC	TX			Lone Star Chevrolet

Sonic – LS, LLC	DE	TX

Sonic – Lute Riley, LLC	TX			Lute Riley Honda

Sonic – Massey Cadillac, LP	TX

Sonic – Massey Chevrolet, Inc.	CA

Sonic – Mesquite Hyundai, LP	TX

Sonic Momentum B, LP	TX			Momentum Collision Center
Momentum BMW
Momentum MINI

Sonic Momentum JVP, LP	TX			Momentum Porsche
Momentum Volvo Cars
Land Rover Southwest Houston
Jaguar Southwest Houston

Sonic Momentum VWA, LP	TX			Audi Central Houston
Momentum Volkswagen

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME

Sonic – Newsome Chevrolet World, Inc.	SC

Sonic – Newsome of Florence, Inc.	SC

Sonic – North Charleston Dodge, Inc.	SC

Sonic – North Charleston, Inc.	SC

Sonic of Texas, Inc.	TX

Sonic – Plymouth Cadillac, Inc.	MI

Sonic Resources, Inc.	NV

Sonic – Richardson F, LLC	TX		North Central Ford

Sonic – Sanford Cadillac, Inc.	FL

Sonic Santa Monica M, Inc.	CA		W.I. Simonson

Sonic Santa Monica S, Inc.	CA

Sonic – Shottenkirk, Inc.	FL		Pensacola Honda

Sonic – Stevens Creek B, Inc.	CA		Stevens Creek BMW
Stevens Creek Pre-Owned
Stevens Creek BMW Pre-Owned

Sonic – Volvo LV, LLC	NV

Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek

Sonic – West Covina T, Inc.	CA

Sonic – Williams Cadillac, Inc.	AL

Sonic Wilshire Cadillac, Inc.	CA

Sonic Automotive – 1495 Automall Drive, Columbus, Inc.	OH

Sonic Automotive – 1720 Mason Ave., DB, Inc.	FL

Sonic Automotive - 1720 Mason Ave., DB, LLC	FL

Sonic Automotive – 2490 South Lee Highway, LLC	TN

Sonic Automotive – 3401 N. Main, TX, LLC	TX		Baytown Auto Collision Center
Ron Craft Cadillac
Ron Craft Chevrolet

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME

Sonic Automotive – 4701 I-10 East, TX, LLC	TX		Baytown Ford

Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	FL

Sonic Automotive – 9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW
Century MINI
Sonic Automotive Aviation, LLC	NC

Sonic Automotive F&I, LLC	NV

Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga

Sonic Automotive of Nashville, LLC	TN		MINI of Nashville
BMW of Nashville
BMW Certified Pre-Owned Nashville

Sonic Automotive of Nevada, Inc.	NV

Sonic Automotive of Texas, LLC	TX

Sonic Automotive Support, LLC	NV

Sonic Automotive West, LLC	NV

SRE Alabama – 2, LLC	AL

SRE Alabama – 5, LLC	AL

SRE Alabama – 6, LLC	AL

SRE California – 1, LLC	CA

SRE California – 2, LLC	CA

SRE California – 3, LLC	CA

SRE California – 4, LLC	CA

SRE California – 5, LLC	CA

SRE California – 6, LLC	CA

SRE California – 7 SCB, LLC	CA

SRE California – 8 SCH, LLC	CA

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

SRE California – 9 BHB, LLC	CA

SRE California 10 LBB, LLC	CA

SRE California 11 PH, LLC	CA

SRE Colorado – 1, LLC	CO

SRE Colorado – 2, LLC	CO

SRE Colorado – 3, LLC	CO

SRE Colorado – 4 RF, LLC	CO

SRE Colorado – 5 CC, LLC	CO

SRE Florida – 1, LLC	FL

SRE Florida – 2, LLC	FL

SRE Georgia 4, LLC	GA

SRE Georgia 5, LLC	GA

SRE Georgia 6, LLC	GA

SRE Holding, LLC	NC	AL AZ
CO TX
SRE Maryland – 1, LLC	MD

SRE Nevada – 2, LLC	NV

SRE North Carolina – 2, LLC	NC

SRE North Carolina – 3, LLC	NC

SRE Ohio 1, LLC	OH

SRE Ohio 2, LLC	OH

SRE Oklahoma – 1, LLC	OK

SRE Oklahoma – 2, LLC	OK

SRE Oklahoma – 5, LLC	OK

SRE South Carolina – 2, LLC	SC

SRE South Carolina – 3, LLC	SC

SRE South Carolina – 4, LLC	SC

SRE Tennessee – 1, LLC	TN

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME

SRE Tennessee – 2, LLC	TN

SRE Tennessee – 3, LLC	TN

SRE Tennessee – 4, LLC	TN

SRE Tennessee – 5, LLC	TN

SRE Tennessee 6, LLC	TN

SRE Tennessee 7, LLC	TN

SRE Tennessee 8, LLC	TN

SRE Texas – 1, LP	TX

SRE Texas – 2, LP	TX

SRE Texas – 3, LP	TX

SRE Texas – 4, LP	TX

SRE Texas – 5, LP	TX

SRE Texas – 6, LP	TX

SRE Texas – 7, LP	TX

SRE Texas – 8, LP	TX

SRE Texas 9, LLC	TX

SRE Texas 10, LLC	TX

SRE Texas 11, LLC	TX

SRE Texas 12, LLC	TX

SRE Texas 13, LLC	TX

SRE Texas 14, LLC	TX

SRE Texas 15, LLC	TX

SRE Texas 16, LLC	TX

SRE Texas 17, LLC	TX

SRE Virginia - 1, LLC	VA	MD

SRE Virginia – 2, LLC	VA